UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 2, 2006
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2006, Novell, Inc. (“Novell”) and Microsoft Corporation (“Microsoft”) announced that they had entered into a Business Collaboration Agreement, a Technical Collaboration Agreement, and a Patent Cooperation Agreement. This set of broad business and technical collaboration agreements is designed to build, market and support a series of new solutions to make Novell and Microsoft products work better together for customers.

Under the Business Collaboration Agreement, which expires January 1, 2012, Novell and Microsoft will market a combined offering. The combined offering will consist of SUSE Linux Enterprise Server (“SLES”) and a subscription for SLES support along with Microsoft Windows Server, Microsoft Virtual Server and Microsoft Viridian that will be offered to customers desiring to deploy Linux and Windows in a virtualized setting. Microsoft will make an upfront payment to Novell of $240 million for SLES subscription “certificates,” which Microsoft may use, resell or otherwise distribute over the term of the agreement, allowing the certificate holder to redeem single or multi-year subscriptions for SLES support from Novell (entitling the certificate holder to upgrades, updates and technical support). Microsoft will spend $12 million annually for marketing Linux and Windows virtualization scenarios and will also spend $34 million over the term of the agreement for a Microsoft sales force devoted primarily to marketing the combined offering. Microsoft agreed that for three years it will not enter into an agreement with any other Linux distributor to encourage adoption of non-Novell Linux/Windows Server virtualization through a program substantially similar to the SLES subscription “certificate” distribution program.

The Technical Collaboration Agreement, which also runs until January 1, 2012, focuses on three areas:

  Novell and Microsoft will develop technologies to optimize SLES and Windows running as guests on each other's operating systems.

  Novell and Microsoft will work together and with independent software vendors to develop management tools for managing heterogeneous virtualization environments, which will enable each party's management tools to command, control and configure the other party's operating system in a virtual machine environment.
  Novell and Microsoft will work together on ways to make translators available to improve interoperability between Office Open XML and OpenOffice formats.

Under the Patent Cooperation Agreement, Microsoft commits to a covenant not to assert its patents against Novell's end-user customers for their use of Novell products and services for which Novell receives revenue directly or indirectly from such customers, with certain exceptions, while Novell commits to a covenant not to assert its patents against Microsoft's end-user customers for their use of Microsoft products and services for which Microsoft receives revenue directly or indirectly from such customers, with certain exceptions. Both Microsoft and Novell have payment obligations under the Patent Cooperation Agreement. Microsoft will make an up-front net payment to Novell of $108 million, and Novell will make ongoing payments of at least $40 million over five years to Microsoft based on percentages of Novell's Open Platform Solutions and Open Enterprise Server revenues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: November 7, 2006	By /s/ Dana C. Russell (Signature) Vice President Finance, Chief Financial Officer (Title)